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                                                                   EXHIBIT 2.2.3


                                AMENDMENT NO. 2

                                       TO

                            ASSET PURCHASE AGREEMENT



                                    BETWEEN



                  COMMUNITY PACIFIC BROADCASTING COMPANY L.P.



                                      AND



                       PACIFIC STAR COMMUNICATIONS, INC.



                                  DATED AS OF



                                 JULY 14, 1997
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         AMENDMENT NO. 2, dated as of July 14, 1997, to the Asset Purchase
Agreement, dated as of December 26, 1996, as amended by an Amendment No. 1, dated as of May 28, 1997, between Community Pacific Broadcasting Company L.P., a Delaware limited partnership ("Seller"), and Pacific Star Communications, Inc. (formerly named Community Acquisition Company, Inc.), a Delaware corporation ("Buyer").

                                    RECITALS

         A. On December 26, 1996, Buyer and Seller entered into an Asset Purchase Agreement (the "Agreement") providing, among other things, for the sale by the Seller to the Buyer of substantially all the assets used or useful in the operation of the stations listed on Annex A to such Asset Purchase Agreement. Such Asset Purchase Agreement was amended by an Amendment No.1, dated as of May 28, 1997, and such Asset Purchase Agreement as so amended is referred to herein as the "Agreement".

         B. Buyer and Seller desire to amend the Agreement in accordance with the provisions of Section 12.3 of the Agreement to change, among other things, the amount of the Purchase Price referred to therein, and to replace the forms of Employment Agreement and Indemnification Escrow Agreement which appears as Exhibit D and Exhibit G, respectively, to the Agreement.

                                   AGREEMENTS

         NOW, THEREFORE, in consideration of the agreements contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. SECTION 2.3. Section 2.3 of the Agreement is hereby amended in its entirety to read as follows:

                 2.3 PURCHASE PRICE. Subject to the adjustments set forth in Section 2.4 and 2.5(b), the Purchase Price for the Assets is the sum of (a) Thirty-Four Million Dollars ($34,000,000), and (b) the product obtained by multiplying the number of days from but not including, June 30, 1997 to and including the Closing Date by Eight Thousand Three Hundred Thirty-three Dollars and Thirty-three cents ($8,333.33).

         2. FORM OF EMPLOYMENT AGREEMENT. The form of Employment Agreement between Buyer and David J. Benjamin, III appearing as Exhibit D to the Agreement is hereby deleted in its entirety and the form of Employment Agreement appearing as Annex I to this Amendment is substituted therefor as a new Exhibit D to the Agreement.

         3. FORM OF INDEMNIFICATION ESCROW AGREEMENT. The form of Indemnification Escrow Agreement appearing as Exhibit G to the Agreement is hereby deleted in its entirety and the form of Indemnification Escrow Agreement appearing as Annex II to this Amendment is substituted therefor as a new Exhibit G to the Agreement.
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         4.      SCHEDULES.  Schedule 3.1(k) and Schedule 3.1(p) to the
Agreement are hereby deleted in their entirety and the Schedule 3.1(k) and 3.1(p) attached hereto are substituted therefor.

         5. LOCAL MARKETING AGREEMENT. In accordance with the provisions of Section 3 of the Local Marketing Agreement, dated February 28, 1997 (the "LMA"), between Seller and Buyer, the LMA shall terminate on the Closing Date. As provided in the LMA, the Operating Expense Payment and the LMA Fee Payment referred to in the LMA shall be prorated on a daily basis during the month in which the Closing Date occurs. On the Closing Date, Seller shall reimburse Buyer for any portion of the LMA Fee Payment previously paid for such month in excess of the pro-rated amount that shall have accrued for such month on or prior to the Closing Date. An adjustment for any previously paid Operating Expense Payment for such month shall be made when the adjustments and prorations contemplated by Section 2.4 of the Agreement are made.

         6. GENERAL. This Amendment (a) may be executed and delivered (including by facsimile transmission) in two or more counterparts, each of which will be deemed an original, but all of which shall constitute one and the same instrument, and (b) shall be governed by the laws of the State of Delaware. The captions of this Amendment shall not affect its interpretation in any respect. Except to the extent herein amended, the Agreement is in all respects hereby ratified, confirmed and approved. Whenever reference is made to the Agreement in any certificate, letter, notice or other instrument, such reference shall be interpreted as being a reference to the Agreement as amended by this Amendment and by any subsequent amendment entered into pursuant to the applicable provisions of the Agreement.





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         IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be signed, all as of the date first written above.

                                  SELLER:

                                  COMMUNITY PACIFIC BROADCASTING
                                  COMPANY L.P.

                                  By:      Broadcast Management Corporation,
                                           its general partner


                                       /s/ DAVID J. BENJAMIN, III
                                  ---------------------------------------------
                                  By:      David J. Benjamin, III
                                  Its:     President


                                  BUYER:

                                  PACIFIC STAR COMMUNICATIONS, INC.



                                       /s/ WILLIAM S. BANOWSKY, JR.
                                  ---------------------------------------------
                                  By:      William S. Banowsky, Jr.
                                  Its:     Vice President





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